As filed with the United States Securities and Exchange Commission on November 14, 2018.

Registration Statement No. 333-223090

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 5

to

Form F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

(Exact name of registrant as specified in its charter)

Taiwan Liposome Company, Ltd.

(Translation of Registrant’s name into English)

Republic of China	2834	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Taiwan Liposome Company, Ltd.

11F-1, No. 3 Yuanqu Street

Nangang District,

Taipei City, Taiwan 11503

Republic of China

+886 2 2655 7377

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

George Yeh

TLC Biopharmaceuticals, Inc.

(a wholly-owned subsidiary of the registrant)

432 North Canal Street, #20

South San Francisco, California 94080

(650) 872-8816

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Charles S. Kim Robert W. Phillips James Lu David Peinsipp Cooley LLP 4401 Eastgate Mall San Diego, California 92121 (858) 550-6000	Jacqueline Fu K&L Gates No. 95, Section 2, Dunhua South Road, Da’an District, Taipei City, Taiwan 106 Republic of China +886 2 2326 5125	Bruce K. Dallas James C. Lin Davis Polk & Wardwell LLP 1600 El Camino Real Menlo Park, California 94025 (650) 752-2000	Justin C. Liang Baker & McKenzie Taipei 15F 168 Dunhua North Road Taipei City, Taiwan 105 Republic of China +886 2 2712 6151

Approximate date of commencement of proposed sale to public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act:

Emerging growth company	☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)(3)
Common shares, par value NT$10 per common share(4)(5)	$33,350,000	$4,043

(1)

Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended. Includes the aggregate offering price of additional common shares represented by American Depositary Shares (ADSs) that the underwriters have the option to purchase solely to cover overallotments, if any.

(2)	Calculated pursuant to Rule 457(o) under the Securities Act of 1933, as amended, based on an estimate of the proposed maximum aggregate offering price.
(3)	The Registrant previously paid the registration fee in connection with the initial filing of this Registration Statement.
(4)	These common shares are represented by ADSs, each of which represents two common shares of the Registrant.
(5)

ADSs issuable upon deposit of the common shares registered hereby are being registered pursuant to a separate registration statement on Form F-6 (File No. 333-223303). Each ADS represents two common shares of the Registrant.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Taiwan Liposome Company, Ltd. is filing this Amendment No. 5 (this “Amendment”) to its Registration Statement on Form F-1 (Registration No. 333-223090) (the “Registration Statement”) to file certain exhibits to the Registration Statement as indicated on the Exhibit Index. Accordingly, this Amendment consists only of the facing page, this explanatory note, the Exhibit Index, the signature page to the Registration Statement and the filed exhibits which have been incorporated by reference herein. Parts I and II of the Registration Statement are unchanged and have therefore been omitted.

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

1.1#	Form of Underwriting Agreement.

3.1#	Articles of Incorporation of Taiwan Liposome Company, Ltd. (English translation).

4.1	Form of Deposit Agreement (incorporated by reference to Exhibit (a) to the Registrant’s Amendment No. 2 to the Registration Statement on Form F-6 filed with the Securities and Exchange Commission on November 9, 2018).

4.2	Form of American Depository Receipt (included in Exhibit 4.1).

5.1#	Opinion of K&L Gates.

10.1#	2013 Employee Stock Option Issuance and Share Subscription Plan of Taiwan Liposome Company, Ltd. (English translation).

10.2#	2014 Employee Stock Option Issuance and Share Subscription Plan of Taiwan Liposome Company, Ltd. (English translation).

10.3#	2015 Employee Stock Option Issuance and Share Subscription Plan of Taiwan Liposome Company, Ltd. (English translation).

10.4#	2014 Regulations on the Issuance of New Employee Restricted Stock (English translation).

10.5#	2017 Regulations on the Issuance of New Employee Restricted Stock (English translation).

10.6#	Lease Agreement by and between Taiwan Liposome Company, Ltd. and Mercuries Life Insurance Company Ltd., dated March 29, 2017 (English translation).

10.7#	Lease Agreement by and between Taiwan Liposome Company, Ltd. and Yi Kuan Technology Company Ltd., dated May 5, 2015 (English translation).

10.8#	Lease Agreement by and between Taiwan Liposome Company, Ltd. and China Life Insurance Co., Ltd., dated December 9, 2014 (English translation).

10.9#	2018 Employee Stock Option Issuance and Share Subscription Plan of Taiwan Liposome Company, Ltd. (English translation).

10.10#	Form of indemnity agreement by and between Taiwan Liposome Company, Ltd. and its directors and officers.

21.1#	Subsidiaries of the registrant.

23.1#	Consent of PricewaterhouseCoopers, Taiwan, an independent registered public accounting firm.

23.2#	Consent of K&L Gates (included in Exhibit 5.1).

24.1#	Power of Attorney (included on signature page to the registration statement filed on February 16, 2018).

24.2#	Power of Attorney (included on signature page to the registration statement filed on April 16, 2018)

#	Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this Amendment No. 5 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Taipei City, Taiwan, Republic of China on November 14, 2018.

TAIWAN LIPOSOME COMPANY, LTD.

By:	/s/ Keelung Hong
Keelung Hong, Ph.D.
Chief Executive Officer and Chairman

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 5 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Keelung Hong Keelung Hong, Ph.D.	Chief Executive Officer and Chairman (Principal Executive Officer)	November 14, 2018

/s/ Nicole Lin Nicole Lin, M.B.A.	Vice President in Finance and Administration (Principal Financial Officer and Principal Accounting Officer)	November 14, 2018

* Hong-Jen Chang, M.D. (representing Taiwan Global Biofund)	Director	November 14, 2018

* Shieh-Shung Tom Chen, Ph.D.	Director	November 14, 2018

* Anupam Dalal, M.D., M.B.A. (representing Burrill Life Sciences Capital Fund III, L.P.).	Director	November 14, 2018

* May Kang, M.B.A.	Director	November 14, 2018

* Chan Yu Lee (representing Chang Xiang Investment Company, Ltd.)	Director	November 14, 2018

* Moun-Rong Lin, M.B.A.	Director	November 14, 2018

* Beatrice Liu, Ph.D.	Director	November 14, 2018

*By:	/s/ Nicole Lin
Nicole Lin
Attorney-in-fact

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Taiwan Liposome Company, Ltd. has signed this registration statement or amendment thereto on November 14, 2018.

TLC Biopharmaceuticals, Inc.

By:	/s/ George Yeh
Name: George Yeh
Title: President